                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          FIRST EMPIRE STATE CORPORATION
________________________________________________________________________________
               (Name of Registrant as Specified in its Charter)

                               Not Applicable
________________________________________________________________________________
      (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No Fee Required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
         Not applicable.
________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
         Not applicable.
________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         Not applicable.
________________________________________________________________________________
4)  Proposed maximum aggregate value of transaction:
         Not applicable.
________________________________________________________________________________
5)  Total fee paid:
         Not applicable.
________________________________________________________________________________
/ / Fee paid previously with preliminary materials

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: Not applicable.
                               _________________________________________________
    2) Form, Schedule or Registration Statement No. Not applicable.
                                                    ____________________________
    3) Filing party: Not applicable.
                     ___________________________________________________________
    4) Date filed: Not applicable.
                   _____________________________________________________________

                         FIRST EMPIRE STATE CORPORATION
                              One M&T Plaza Buffalo
                                  New York 14240


                                       1997
                     Notice of Annual Meeting of Stockholders
                                        and
                                   Proxy Statement

YOUR VOTE IS IMPORTANT

    To ensure that your shares will be represented at the Annual Meeting of Stockholders, please mark, sign, date and mail your proxy card to the Transfer Agent, Boston Equiserve (The First National Bank of Boston), in the enclosed postage-paid envelope. If your shares are held in the name of a broker, bank or other holder of record, you will receive instructions from the holder of record which you must follow in order for your shares to be voted.

ATTENDANCE AT THE ANNUAL MEETING OF STOCKHOLDERS

    Please mark the appropriate box on the proxy card if you plan on attending the Annual Meeting of Stockholders. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting.

ELIMINATE DUPLICATE MAILINGS

    First Empire State Corporation currently provides annual and quarterly reports to stockholders who receive proxy statements. If you are a stockholder of record and have more than one account in your name or the same address as other stockholders of record, you may authorize First Empire State Corporation to discontinue mailings of multiple annual and quarterly reports. To discontinue duplicate mailings, mark the appropriate box on each proxy card for each stockholder account that you do NOT wish to receive annual and quarterly reports.

                        FIRST EMPIRE STATE CORPORATION
                  One M&T Plaza       Buffalo, New York 14240



                                         March 13, 1997



Dear Stockholder,

    You are cordially invited to attend the 1997 annual meeting of stockholders of First Empire State Corporation. Our annual meeting will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 15, 1997 at 11:00 a.m.

    Stockholders will be asked to elect 17 directors. Information about the nominees is set forth in the attached proxy statement.

    Whether or not you presently plan to attend the meeting, please indicate your vote on the enclosed proxy card, sign and date it, and then return it in the enclosed postage-paid envelope. You may withdraw your proxy if you attend the meeting and wish to vote in person.

    I urge you to vote for the election of all 17 nominees.



                                         ROBERT G. WILMERS
                                         Chairman of the Board,
                                         President and Chief Executive Officer

_______________________________________________________________________________
_______________________________________________________________________________


                        FIRST EMPIRE STATE CORPORATION
                  One M&T Plaza       Buffalo, New York 14240

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



TIME......................  11:00 a.m., local time, on Tuesday, April 15, 1997.

PLACE.....................  One M&T Plaza
                            10th Floor
                            Buffalo, New York 14240

ITEMS OF BUSINESS.........  (1) To elect 17 directors for a term of one (1)
                            year and until their successors have been elected
                            and qualified.

                            (2) To transact such other business as may properly come before the meeting and any adjournments thereof.

RECORD DATE...............  Holders of the Common Stock of record at 5:00 p.m.,
                            March 3, 1997 are entitled to vote at the meeting.

ANNUAL REPORT.............  The 1996 First Empire State Corporation Annual
                            Report, which is not a part of the proxy soliciting
                            material, is enclosed.

PROXY VOTING..............  It is important that your shares be represented and voted at the meeting. Please MARK, SIGN, DATE AND
                            RETURN PROMPTLY the enclosed proxy card in the
                            postage-paid envelope furnished for that purpose.
                            Any proxy may be revoked in the manner described
                            in the accompanying Proxy Statement at any time
                            prior to its exercise at the meeting.

                                                RICHARD A. LAMMERT
                                                Senior Vice President,
                                                General Counsel and Secretary


March 13, 1997


_______________________________________________________________________________
_______________________________________________________________________________

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ____

PROXY STATEMENT.............................................................  1

VOTING RIGHTS...............................................................  1

PRINCIPAL BENEFICIAL OWNERS OF SHARES.......................................  2

ELECTION OF DIRECTORS.......................................................  4

NOMINEES FOR DIRECTOR.......................................................  5

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS.........................  9
     Section 16(a) Beneficial Ownership Reporting Compliance................ 10

PERFORMANCE GRAPH........................................................... 11

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS............................ 12

     Compensation Committee Report on Executive Compensation................ 12
     Compensation Committee Interlocks and Insider Participation............ 14
     Executive Compensation................................................. 14
     Stock Option Grants in 1996............................................ 16
     Stock Options and Stock Appreciation Rights Exercised in 1996 and
       Year-End Values...................................................... 17
     Retirement Plan........................................................ 18
     Supplemental Benefit Plans............................................. 19
     Directors' Fees........................................................ 21

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS.......................... 22

BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND ATTENDANCE.................. 23

OTHER MATTERS............................................................... 23

INDEPENDENT PUBLIC ACCOUNTANTS.............................................. 24

SOLICITATION COSTS.......................................................... 24

STOCKHOLDER PROPOSALS....................................................... 24


                         FIRST EMPIRE STATE CORPORATION
                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Empire State Corporation ("First Empire" or the "Company") of proxies in the accompanying form for use at the 1997 Annual Meeting of Stockholders or any adjournment or adjournments thereof.

    The proxies designated on the form, or any one of them, may exercise all the powers of said proxies and each shall have the power to appoint a substitute to act in his place.

    The Annual Meeting of Stockholders of First Empire will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 15, 1997, at 11:00 a.m., local time.

    First Empire's mailing address is One M&T Plaza, Buffalo, New York 14240 and its telephone number is (716) 842-5445.

    This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about March 13, 1997. A copy of the Company's Annual Report for 1996, including financial statements, accompanies this Proxy Statement, but is not part of the proxy solicitation materials.

                                 VOTING RIGHTS

    Stockholders of record at 5:00 p.m., Eastern Standard Time, on March 3, 1997 are entitled to vote at the Annual Meeting. At that time First Empire had outstanding 6,690,722 shares of common stock, $5 par value ("Common Stock"). Each share of Common Stock is entitled to one vote. Shares may not be voted at the meeting unless the owner is present or represented by proxy. Proxies will be voted in accordance with the stockholder's direction, if any. A stockholder giving a proxy may revoke it at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy or by the vote of the stockholder in person at the Annual Meeting. Unless otherwise directed, proxies will be voted in favor of the election as directors of the persons named under the caption "NOMINEES FOR DIRECTOR."

    The vote of a plurality of the shares of the Company's Common Stock present or represented at the meeting is required for the election of directors, assuming a quorum is present or represented at the meeting. The presence in person or by proxy of the holders of a majority in voting power of the Common Stock will constitute a quorum for the transaction of business at the meeting. Broker non-votes will be counted as being present or represented at the meeting for purposes of establishing a quorum, but will not have an effect on the outcome of the vote for the election of directors.

                     PRINCIPAL BENEFICIAL OWNERS OF SHARES

    The following table sets forth certain information with respect to all persons or groups known by the Company to be the beneficial owners of more than 5% of its shares as of March 3, 1997.

TITLE OF          NAME AND ADDRESS              NUMBER           PERCENT
 CLASS           OF BENEFICIAL OWNER           OF SHARES         OF CLASS
--------         -------------------           ---------         --------

Common Stock     A group ("Group I")
                 comprised of:

                 Robert G. Wilmers               685,782         10.09%
                 One M&T Plaza
                 Buffalo, NY 14240

                 West Ferry Foundation            11,000         less than 1%
                 One M&T Plaza
                 Buffalo, NY 14240

                 Rem Foundation                  451,320         6.75%
                 Allgemeines Treuun-
                 ternehmen,
                 Postfach 34 722,
                 FL 9490
                 Vaduz, Liechtenstein

                 Hofin Anstalt                   344,400         5.15%
                 P.O. Box 83
                 Vaduz, Liechtenstein

                 Argali [BVI] Limited             30,200         less than 1%
                 P.O. Box 71
                 Craigmuir Chambers
                 Road Town
                 Tortola, British
                 Virgin Islands                ---------         ---------

                 Total for Group I             1,511,702(1)      22.23%

TITLE OF          NAME AND ADDRESS              NUMBER           PERCENT
 CLASS           OF BENEFICIAL OWNER           OF SHARES         OF CLASS
--------         -------------------           ---------         --------

Common Stock     A group ("Group II")
                 comprised of:

                 Brent D. Baird                361,388(2)        5.40%
                 and others
                 1350 One M&T Plaza
                 Buffalo, NY 14203

Common Stock     National Indemnity            506,930(3)        7.58%
                 Company
                 3024 Harney Street
                 Omaha, NE 68131

Common Stock     Oppenheimer Group, Inc.       390,850(4)        5.84%
                 Oppenheimer Tower
                 World Financial Center
                 New York, NY 10281

------------------------

(1) The members of Group I have jointly filed with the Securities and Exchange Commission ("SEC") a Schedule 13D, as amended, indicating that they constitute a "group" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Each member of Group I has indicated in such amended Schedule 13D or otherwise advised the Company that such member has sole voting and dispositive power with respect to the shares indicated opposite such member's name in the table. Mr. Wilmers is the trustee of the West Ferry Foundation, a charitable trust formed by him, and, as trustee, he holds sole voting and dispositive power over the shares which it owns. As to Mr. Wilmers, the shares indicated in the table include the shares owned by the West Ferry Foundation and 109,000 shares subject to options granted under the First Empire State Corporation 1983 Stock Option Plan ("Stock Option Plan") which are currently exercisable or are exercisable within 60 days after March 3, 1997 and which were deemed to be outstanding for purposes of calculating the percentage of outstanding shares beneficially owned by Mr. Wilmers and Group I. See also the footnotes applicable to Mr. Wilmers in the table set forth under the caption "STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS." Hofin Anstalt is a corporation controlled by Jorge G. Pereira, a director and vice chairman of the Board of Directors of the Company. The shares indicated for Hofin Anstalt include shares held by its wholly owned subsidiaries.

(2) Brent D. Baird, a director of the Company, and twelve of his associates have jointly filed with the SEC a Schedule 13D, as amended, disclaiming that they constitute a "group" as such term is used in Section 13(d)(3) of the Exchange Act and reporting that they are the beneficial owners, in the aggregate, of in excess of 5% of the outstanding Common Stock. Mr. Baird has sole voting and dispositive power with respect to 1,184 shares that he owns individually. An additional 200,000 shares are owned by entities of which Mr. Baird is a director or trustee, and as to which shares he may be deemed to share voting or dispositive power. In addition, he has remainder interests in trusts that own an aggregate of 40,104 shares. The remaining 120,100 shares, as to which Mr. Baird disclaims beneficial ownership, are owned by members of Mr. Baird's family, either individually or as trustee, or by a charitable foundation, all the trustees of which are members of Mr. Baird's family.

(3) Warren E. Buffett, Berkshire Hathaway Inc. and National Indemnity Company have jointly filed with the SEC a Schedule 13G reporting that they were the beneficial owners of 100% of the Company's Series 9% Convertible Preferred Stock ("9% Preferred Stock") as of the date of that filing. National Indemnity Company, a subsidiary of Berkshire Hathaway Inc., converted all of the shares of the 9% Preferred Stock into 506,930 shares of Common Stock on March 29, 1996, and has advised the Company that the reporting persons have shared voting and dispositive powers with respect to the shares of the Common Stock held by them.

(4) Oppenheimer Group, Inc. ("Oppenheimer Group") has filed with the SEC a
    Schedule 13G, as amended, reporting that it is the beneficial owner of in excess of 5% of the outstanding Common Stock and that it has shared voting and dispositive power with respect to 390,850 shares. Oppenheimer Group, a holding company which owns a variety of companies engaged in the securities business, filed the amended Schedule 13G on behalf of Oppenheimer & Co., L.P., its parent corporation, and on behalf of certain of its subsidiaries and investment advisory clients or discretionary accounts of such subsidiaries.

                             ELECTION OF DIRECTORS

    Shares represented by properly executed proxies will be voted, unless such authority is withheld, for the election as directors of First Empire of the following seventeen (17) persons, to hold office until the 1998 Annual Meeting of Stockholders and until their successors have been elected and qualified. Each of the nominees listed below was elected at the 1996 Annual Meeting of Stockholders. If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), it is intended that the shares represented by the proxies will be voted for such other person as the Company's management shall designate.

    The principal occupation of each of the nominees for the last five years was substantially the same as is listed below. The information with respect to the nominees is as of March 3, 1997 and includes their affiliations with First Empire's subsidiary banks, Manufacturers and Traders Trust Company ("M&T
Bank"), The East New York Savings Bank ("East New York") and M&T Bank, National Association ("M&T Bank, N.A."), and with First Empire's other subsidiaries.

                             NOMINEES FOR DIRECTOR

BRENT D. BAIRD IS 58, IS A MEMBER OF THE EXECUTIVE AND COMPENSATION COMMITTEES AND HAS BEEN A DIRECTOR SINCE 1983.

    Mr. Baird is a private investor. Prior to 1992, he was a limited partner of Trubee, Collins & Co., Inc., a member firm of the New York Stock Exchange, Inc. Mr. Baird is a director of M&T Bank and a member of its Executive, Trust and Investment, Nomination, and Community Reinvestment Act Committees. He is a director of East New York and M&T Financial Corporation. Mr. Baird is chairman of the board of directors of First Carolina Investors, Inc. and president of Citizens Growth Properties, both of which are engaged in the real estate business. He is also president and a director of Merchants Group, Inc. and a director of Oglebay Norton Company, Todd Shipyards Corporation and Exolon-ESK Company.

JOHN H. BENISCH IS 61 AND HAS BEEN A DIRECTOR SINCE 1988.

    Mr. Benisch is a founder and limited principal of Colliers ABR, Inc., a real estate firm based in New York City which is engaged in leasing, management and consulting services. Colliers ABR, Inc. is also an owner/member of Colliers International Property Consultants, which has regional offices throughout the United States and internationally. He is a director of East New York and a member of its Community Reinvestment Act Committee. Mr. Benisch is a member of The Real Estate Board of New York, Inc. He is also an honorary trustee of St. Mary's Hospital for Children, Bayside, New York, and is a member of The Salvation Army of Greater New York Advisory Board.

C. ANGELA BONTEMPO IS 56, IS A MEMBER OF THE AUDIT COMMITTEE AND HAS BEEN A DIRECTOR SINCE 1991.

    Ms. Bontempo is senior vice president and executive director of the Roswell Park Cancer Institute. She served as the administrator of health services at Covenant House in New York City from July 1993 to January 1994, and from January 1987 to October 1992 was president and chief executive officer of the Sisters of Charity Hospital, Buffalo, New York. Ms. Bontempo is a director of M&T Bank and a member of its Examining Committee. She is also a member of the American College of Health Care Executives, the advisory board of Ciminelli Development Company, Inc., and the Dean's Advisory Council of the School of Management of the State University of New York at Buffalo.

ROBERT T. BRADY IS 56 AND HAS BEEN A DIRECTOR SINCE 1994.

    Mr. Brady is president, chief executive officer and chairman of the board of directors of Moog, Inc., a manufacturer of control systems and components for aircraft, satellites and automated machinery. He is a director of M&T Bank. Mr. Brady is a director of Seneca Foods Corporation, Acme Electric Corporation, National Fuel Gas Company and Astronics Corporation. He is also a director of the Greater Buffalo Partnership and serves as a trustee of the University at Buffalo Foundation, Inc.

PATRICK J. CALLAN IS 60 AND HAS BEEN A DIRECTOR SINCE 1988.

    Mr. Callan is a principal of The RREEF Funds, pension fund real estate investment advisors and managers. He is a partner of RREEF America Partners and a trustee of BRT Realty Trust. Mr. Callan is a director of East New York and a member of its Mortgage Investment Committee. He is also a member of The New York University Real Estate Institute Advisory Board, the MIT Center for Real Estate Advisory Board, the Association for Foreign Investors in U.S. Real Estate and The Real Estate Board of New York, Inc.

RICHARD E. GARMAN IS 66, IS A MEMBER OF THE EXECUTIVE COMMITTEE AND HAS BEEN A DIRECTOR SINCE 1987.

    Mr. Garman is president and chief executive officer of A.B.C. Paving Co., Inc., a general construction contractor, and Buffalo Crushed Stone, Inc., an operator of quarries and asphalt production facilities, both of which are located in Buffalo, New York. He is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. Mr. Garman is a director of Merchants Group, Inc., Associated General Contractors--New York State, the Greater Buffalo Partnership and Millard Fillmore Hospitals. He is also chairman of the Greater Niagara Frontier Council of the Boy Scouts of America.

JAMES V. GLYNN IS 62, IS A MEMBER OF THE AUDIT COMMITTEE AND HAS BEEN A DIRECTOR SINCE 1994.

    Mr. Glynn is president and owner of Maid of the Mist Corporation, a provider of scenic boat tours of Niagara Falls. He is a director of M&T Bank and a member of its Examining Committee. Mr. Glynn is a trustee of Niagara University and serves as chairman of its Financial Committee. He also is a member of the Niagara University Council and a director of Artpark & Company and the Greater Buffalo Partnership.

ROY M. GOODMAN IS 66 AND HAS BEEN A DIRECTOR SINCE 1984.

    Senator Goodman is a New York State senator serving his fifteenth term in the Legislature representing the East Side of Manhattan. He is the deputy majority leader for policy of the New York State Senate, chairman of the Senate Committee on Investigations, Taxation, and Government Operations, and chairman of the Senate Special Committee on the Arts and Cultural Affairs. Senator Goodman serves as a member of the National Council on the Arts for the National Endowment for the Arts, a position to which he was appointed in 1989 by then President Bush.

PATRICK W.E. HODGSON IS 56, IS A MEMBER OF THE AUDIT COMMITTEE AND HAS BEEN A DIRECTOR SINCE 1987.

    Mr. Hodgson is president of Cinnamon Investments Limited, a private investment company with real estate and securities holdings. Since February 1993, he has served as chairman of the board and chief executive officer of Todd Shipyards Corporation. From June 1994 through August 1996, Mr. Hodgson served as chairman of the board of Scotts Hospitality Inc.
He is a director and a member of the Examining Committee of M&T Bank, and a director of M&T Capital Corporation. Mr. Hodgson is a director of Todd Shipyards Corporation, First Carolina Investors, Inc., Scotts Restaurants Inc. and Exolon-ESK Company. He is also chairman of the board of T-W Truck Equippers Inc., Buffalo, New York, and a director of Kissing Bridge Corp., Glenwood, New York, and Niagara Blower Co., Buffalo, New York.

SAMUEL T. HUBBARD, JR. IS 47 AND HAS BEEN A DIRECTOR SINCE 1994.

    Mr. Hubbard is president, chief executive officer and a director of The Alling & Cory Company, a distributor of paper products. He is a director of M&T Bank. Mr. Hubbard is a director of Rochester Gas & Electric Corp., the Genesee Corporation, McCurdy & Company, Inc. and The Sodus Cold Storage Co., Inc. He is also a trustee of the Rochester Institute of Technology, a director of the United Way of Greater Rochester, and a member of the advisory committee of Rochester's Child Advisory.

LAMBROS J. LAMBROS IS 61, IS A MEMBER OF THE AUDIT COMMITTEE AND HAS BEEN A DIRECTOR SINCE 1984.

    Mr. Lambros is managing director of J.W. Childs Associates, L.P., a private investment company, a position he has held since October 1995. A private investor from 1994 until October 1995, he was chairman, president, chief executive officer and a director of Norfolk Holdings Inc., an independent oil and gas exploration and production company, from 1986 through 1993. Prior to 1986, Mr. Lambros had been executive vice president and a director of Amerada Hess Corporation, an integrated oil and gas producer, refiner and marketer, where he was responsible for that company's financial and administrative activities.

WILFRED J. LARSON IS 69, IS THE CHAIRMAN OF THE AUDIT COMMITTEE AND HAS BEEN A DIRECTOR SINCE 1987.

    Mr. Larson retired in 1991 as president and chief executive officer of Westwood-Squibb Pharmaceuticals Inc., a subsidiary of the Bristol-Myers Squibb Company. Prior to his retirement, he also served as a vice president of Bristol-Myers Squibb Company. Mr. Larson is a director of M&T Bank, the chairman of its Examining Committee and a member of its Community Reinvestment Act Committee.

JORGE G. PEREIRA IS 63 AND HAS BEEN A DIRECTOR SINCE 1982. HE IS VICE CHAIRMAN OF THE BOARD OF FIRST EMPIRE AND IS THE CHAIRMAN OF ITS COMPENSATION COMMITTEE.

    Mr. Pereira is a private investor. He is vice chairman of the board and a director of M&T Bank, and serves as chairman of its Nomination Committee. Mr. Pereira is also owner of Hofin Anstalt, a private investment company.

RAYMOND D. STEVENS, JR. IS 70, IS A MEMBER OF THE EXECUTIVE AND COMPENSATION COMMITTEES AND HAS BEEN A DIRECTOR SINCE 1970.

    Mr. Stevens served as chairman of the board and a director of Pratt & Lambert United, Inc. until the consummation of its merger with The Sherwin-Williams Company on January 10, 1996. The merger concluded his 44-year affiliation with Pratt & Lambert United, Inc. and its predecessor companies. Mr. Stevens is a director of M&T Bank and a member of its Executive, Trust and Investment, and Nomination Committees. He is director of Episcopal-General Homecare, Inc. and an honorary trustee of the Buffalo General Hospital. Mr. Stevens is also a former chairman of the National Paint & Coatings Association.

HERBERT L. WASHINGTON IS 46 AND HAS BEEN A DIRECTOR SINCE 1996.

    Mr. Washington is president of H.L.W. Fast Track, Inc., the owner and operator of six McDonald's Restaurants in the greater Rochester, New York area, and Syracuse Minority Television, Inc. He is a director of M&T Bank. Mr. Washington is a trustee of the Rochester Institute of Technology and a member of the board of governors of Strong Memorial Hospital.

JOHN L. WEHLE, JR. IS 50 AND HAS BEEN A DIRECTOR SINCE 1994.

    Mr. Wehle is chairman of the board, chief executive officer and president of the Genesee Corporation, and chairman of the board and chief executive officer of The Genesee Brewing Company, Inc. He is a director of M&T Bank. Mr. Wehle is chairman of the executive committee and treasurer of the Genesee Country Museum, vice chairman of the board of governors of Strong Memorial Hospital, a trustee of The Greater Rochester Chamber of Commerce, and a director of the Greater Rochester Visitors Association, Inc., the United Neighborhood Center of Greater Rochester Foundation, Inc., the Industrial Management Council, and the Trooper Foundation, State of New York, Inc.

ROBERT G. WILMERS IS 62 AND HAS BEEN A DIRECTOR SINCE 1982. HE IS THE CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF FIRST EMPIRE, AND IS THE CHAIRMAN OF ITS EXECUTIVE COMMITTEE.

    Mr. Wilmers is chairman of the board, chief executive officer and a director of M&T Bank, chairman of its Executive Committee and a member of its Trust and Investment Committee; a director and member of the Executive Committee of East New York; chairman of the board and a director of M&T Bank, N.A.; and a director of M&T Financial Corporation. He held the additional position of president of M&T Bank from March 1984 through June 1996. Mr. Wilmers is a director of the Greater Buffalo Partnership, the Federal Reserve Bank of New York and The Business Council of New York State, Inc., and a member of the Visiting Committee of the John F. Kennedy School of Government at Harvard University. He is also a director of the Albright-Knox/Buffalo Fine Arts Academy.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                      THE ELECTION OF ALL 17 NOMINEES.

              STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

    Direct and indirect ownership of Common Stock by each of the directors and the executive officers who are named in the Summary Compensation Table (the "Named Executive Officers"), and by the directors and executive officers as a group is set forth in the table below as of March 3, 1997, together with the percentage of total shares outstanding represented by such ownership. (For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.)

                                                                      PERCENT
NAME OF BENEFICIAL OWNER                NUMBER OF SHARE               OF CLASS
------------------------                ---------------               --------

Brent D. Baird                             47,288 (1)                    (10)

John H. Benisch                             3,864 (2)                    (10)

C. Angela Bontempo                             60 (3)                    (10)

Robert T. Brady                               200                        (10)

Patrick J. Calla                            6,172 (2)                    (10)

James A. Carrigg                              897                        (10)

Barber B. Conable, Jr.                        500                        (10)

Richard E. Garman                          25,500                        (10)

James V. Glynn                              1,025                        (10)

Roy M. Goodman                               --                           --

Patrick W.E. Hodgso                         5,700 (4)                     (10)

Samuel T. Hubbard, Jr.                        200 (5)                     (10)

Lambros J. Lambro                           6,000                         (10)

Wilfred J. Larson                           5,616                         (10)

Jorge G. Pereira                          344,400 (6)                     5.15%

Raymond D. Stevens, Jr.                     4,756 (7)                     (10)

Herbert L. Washingto                          200                         (10)

John L. Wehle, Jr.                            200                         (10)

Robert G. Wilmers                         685,782 (2)(6)(8)(9)           10.09%

Robert E. Sadler, Jr.                      56,978 (2)(8)                  (10)

William C. Rappolt                         31,782 (8)                     (10)

Atwood Collins, III.                       29,900 (2)                     (10)

James L. Hoffman                           27,545 (2)                     (10)

All directors and executive
officers as a group                     1,348,570 (2)(8)                 19.52%
(29 persons)

------------------------

(1) See footnote (2) to the table set forth under the caption "PRINCIPAL BENEFICIAL OWNERS OF SHARES."

(2) Includes the following shares of Common Stock subject to options granted under the Stock Option Plan which are currently exercisable or are exercisable within 60 days after March 3, 1997: Mr. Benisch--64 shares; Mr. Callan--572 shares; Mr. Wilmers -109,000 shares; Mr. Sadler--32,201 shares; Mr. Collins -29,900 shares; Mr. Hoffman--11,300 shares; all directors and executive officers as a group--216,459 shares.

(3) Includes 15 shares held by a trust for which the director is a trustee and in which the director has a pecuniary interest and investment power.

(4) Includes 600 shares of Common Stock held by a close relative for which beneficial ownership is disclaimed. Also includes 4,500 shares of Common Stock owned by a corporation controlled by Mr. Hodgson.

(5) The indicated shares are held by a trust for which the director is a trustee and in which the director has a pecuniary interest and investment power.

(6) See footnote (1) to the table set forth under the caption "PRINCIPAL BENEFICIAL OWNERS OF SHARES."

(7) Includes 1,116 shares of Common Stock held as trustee for another and for which beneficial ownership is disclaimed.

(8) Includes the following shares of Common Stock through participation in the First Empire State Corporation Retirement Savings Plan and Trust ("Retirement Savings Plan"): Mr. Wilmers--3,297 shares; Mr. Sadler--1,727 shares; Mr. Rappolt--2,557 shares; all directors and executive officers as a group--10,041 shares.

(9) Includes 3,590 shares of Common Stock held by a close relative or the estate of a close relative for which beneficial ownership is disclaimed.

(10) Less than 1%.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the Exchange Act, the Company's directors and officers and persons who are the beneficial owners of more than 10% of the Common Stock are required to report their ownership of the Common Stock, options and stock appreciation rights (other than certain cash-only rights) and any changes in that ownership to the SEC and the American Stock Exchange. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure to file by these dates during 1996. The Company believes that all of these filing requirements were satisfied by its directors and officers and by the beneficial owners of more than 10% of the Common Stock. In making this statement, the Company has relied on copies of the reporting forms received by it or on the written representations from certain reporting persons that no Forms 5 (Annual Statement of Changes in Beneficial Ownership) were required to be filed under the applicable rules of the SEC.

                               PERFORMANCE GRAPH

    The graph which has been omitted from this filing contains a comparison of the cumulative stockholder return on the Common Stock against the cumulative total returns of the KBW 50 Index, compiled by Keefe, Bruyette & Woods, Inc., and the S&P 500 Index, compiled by Standard & Poor's Corporation, for the five-year period beginning on December 31, 1991 and ending on December 31, 1996. The KBW 50 Index is comprised of fifty American banking companies, including all money-center and most major regional banks. The data points depicted on such graph are contained in the tabular presentation immediately following the space intentionally left blank below.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                        Stockholder Value at Year End*

                                               1991       1992       1993       1994       1995       1996
                                             ---------  ---------  ---------  ---------  ---------  ---------
        First Empire                         $     100  $     137  $     145  $     142  $     231  $     308
        KBW 50 Index                         $     100  $     127  $     134  $     128  $     204  $     289
        S&P 500 Index                        $     100  $     108  $     118  $     120  $     165  $     203


------------------------

* Assumes a $100 investment on December 31, 1991 and reinvestment of all dividends.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    A key objective of First Empire is to attract, develop and maintain strong executive officers who are capable of maximizing the Company's performance for the benefit of its stockholders. In furtherance of this objective, the Compensation Committee has adopted a compensation strategy for its executive officers which utilizes reasonable salaries, while placing heavy emphasis on the use of variable incentives such as awards of cash bonuses and grants of stock options in order to reward longer-term contributions to the Company's success. First Empire periodically compares its compensation levels, practices and financial performance to a select group of commercial banking institutions of similar size, geographic market and business makeup to First Empire. The Compensation Committee considered twenty-one commercial banking companies which it believed were reasonably comparable to the Company's asset size and performance and which were generally located in the northeast or midwest (the "comparative group of banks"). Seventeen of the twenty-one commercial banking companies forming the comparative group of banks considered by the Compensation Committee were included in the KBW 50 Index compiled by Keefe, Bruyette & Woods, Inc.

    Base salaries of First Empire's executive officers are determined by competitive, market-based pay practices, performance evaluations and expected future contributions. In line with its strategy of emphasizing variable pay, the Compensation Committee generally targets the salaries of First Empire's executive officers at or below the median of the comparative group of banks, while also considering the unique responsibilities and performance of each executive officer. Overall, the Compensation Committee targets the total cash compensation of First Empire's executive officers above the median of the comparative group of banks.

    First Empire's executive officers participate in an annual incentive compensation plan ("Annual Incentive Plan"). The Annual Incentive Plan provides for discretionary grants of cash awards to executive officers out of a fund established annually by the Compensation Committee. In establishing this fund, the Compensation Committee considers First Empire's profitability, as well as the number of participants in the Annual Incentive Plan, and may establish a minimum threshold of net operating earnings after taxes below which no fund will be created. At the end of the year, the Compensation Committee may increase the size of the established fund in its discretion by no more than 50% to take into account its subjective assessment of management's contribution to First Empire's profitability. First Empire's net operating earnings after taxes for 1996 exceeded the minimum threshold of profitability which had been previously established by the Compensation Committee, thereby initiating the payment of cash bonuses to its executive officers under the Annual Incentive Plan, but the Compensation Committee did not exercise its discretion to increase the aggregate size of the fund above the predetermined level.

    The aggregate amount of the Annual Incentive Plan pool and 1996's awards to First Empire's executive officers thereunder were reviewed and approved by the Compensation Committee. The Compensation Committee considered, but did not formally weight, a number of quantitative and qualitative performance factors to evaluate the 1996 performance of executive officers and other employees under the Annual Incentive Plan. The performance factors considered were: growth and composition of earnings; achieving business plans; asset quality; market share; and responsiveness to the economic environment. In determining its discretionary evaluation of the Chief Executive Officer's performance, the Compensation Committee considered, but did not formally weight, the following performance factors: the Company's earnings growth; its asset quality relative to the banking industry as a whole; and market share in key markets and service niches. Another factor which the Compensation Committee considered in determining the Chief Executive Officer's 1996 incentive award was its philosophy of providing the Chief Executive Officer with greater long-term opportunities in the form of stock options and placing a lesser emphasis on base salary and annual cash incentives.

    Consistent with its objective of attracting, developing and maintaining strong executive management, First Empire provides potentially significant long-term incentive opportunities to its executive officers through discretionary grants of stock options under the Stock Option Plan, thereby emphasizing the potential creation of long-term stockholder value and more closely aligning the interests of First Empire's executive officers with those of its stockholders. Stock options are considered effective long-term incentives by the Compensation Committee because an executive can profit only if the value of the Common Stock increases. In making these grants, the Compensation Committee considers its subjective assessment of the Company's past financial performance and future prospects, an executive officer's current level of ownership of the Common Stock, the period during which an executive officer has been in a key position with the Company, individual performance and competitive practices within the comparative group of banks.

    In 1996, the Compensation Committee considered, but did not formally weight, the following factors in connection with the number of options granted to each executive officer: the competitive practices within the comparative group of banks; the individual executive officer's position and potential within First Empire; and the level of past awards of stock options or stock appreciation rights made to each executive officer. In the determination of the Chief Executive Officer's 1996 stock option award, the Compensation Committee also considered its philosophy of providing him with greater long-term opportunities in the form of stock options and placing a lesser emphasis on base salary and annual cash incentives.

    The 1996 performance factors considered by the Compensation Committee in its salary determinations and its annual incentive and stock option awards made to the Company's executive officers exceeded predetermined objectives or, where no predetermined level had been set, were deemed to be above industry averages or otherwise exceeded the Compensation Committee's expectations. The Compensation Committee believes that the total compensation provided to the Company's executive officers is competitive and reflects the Company's performance. Also, the Compensation Committee believes that the Company's compensation programs have helped to focus First Empire's executive officers on increasing the Company's performance and stockholder value.

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), generally denies a deduction to any publicly-held corporation for compensation paid to its chief executive officer and its four other highest-paid executive officers to the extent that any such individual's compensation exceeds $1 million, subject to certain exceptions, including one for "performance-based compensation." The Compensation Committee believes that none of the Company's executive officers received compensation in 1996 which was nondeductible under Section 162(m) of the Internal Revenue Code.

    This report was prepared by the Compensation Committee of the Board of
Directors:

    Jorge G. Pereira, Chairman
    Brent D. Baird
    Raymond D. Stevens, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Pereira, Baird and Stevens served as members of the Compensation Committee throughout 1996, and are currently serving as such.

    Mr. Pereira is vice chairman of First Empire and M&T Bank, titular posts without day-to-day managerial responsibilities which he has held since April 18, 1984. Mr. Baird served as chairman of the board of M&T Capital Corporation, the venture capital subsidiary of M&T Bank, from August 4, 1983 to April 20, 1987. Neither Mr. Pereira nor Mr. Baird has received additional compensation for serving in such capacities.

    Members of the Compensation Committee and their associates are, as they have been in the past, customers of, and have had transactions with, the bank subsidiaries of the Company; and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from the Company's subsidiary banks to such persons and their associates outstanding at any time since the beginning of 1996 were made in the ordinary course of business of the banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

EXECUTIVE COMPENSATION

    The following table contains information concerning the compensation received by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company in the three fiscal years ended December 31, 1996.

                         SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                                  COMPEN-
                                                                                                  SATION
                                                                                                  AWARDS
                                                                                                ----------
                                                                                                SECURITIES      ALL
                                                                    ANNUAL COMPENSATION         UNDERLYING     OTHER
                                                             ---------------------------------   OPTIONS/     COMPEN-
NAME AND PRINCIPAL POSITION                                    YEAR       SALARY      BONUS        SARS       SATION
-----------------------------------------------------------  ---------  ----------  ----------  -----------  ---------
                                                                           ($)         ($)          (#)       ($)(*)
Robert G. Wilmers
  Chairman of the Board, President and Chief Executive         1996     $  400,000  $  350,000      10,000   $  12,718
  Officer of First Empire; Chairman of the Board and           1995        400,000     300,000      20,000      12,726
  Chief Executive Officer of M&T Bank                          1994        400,000     235,000      20,000      12,546

Robert E. Sadler, Jr.
  President of M&T Bank;                                       1996        300,000     375,000       8,000      11,130
  Executive Vice                                               1995        277,700     350,000       8,000      24,304
  President of First Empire                                    1994        250,000     300,000       7,500      10,875

William C. Rappolt
  Executive Vice President                                     1996        200,000     225,000       5,000      14,471
  and Treasurer of First Empire                                1995        200,000     225,000       4,000      12,806
  and M&T Bank                                                 1994        200,000     185,000       5,000      12,306

Atwood Collins, III
  President and Chief Executive Officer                        1996        200,000     215,000       5,000       9,173
  of East New York; Executive Vice President                   1995        200,000     210,000       4,000       9,174
  of First Empire and M&T Bank                                 1994        200,000     190,000       3,000       9,174

James L. Hoffman                                               1996        200,000     205,000       5,000      10,916
  President of Hudson Valley Division of M&T Bank;             1995        200,000     200,000       5,000      10,917
  Executive Vice President of First Empire and M&T Bank        1994        190,000     175,000       3,000      10,016


------------------------

(*) Includes a $6,750 contribution for each of Messrs. Wilmers, Sadler,
    Rappolt, Collins and Hoffman by the Company to the Retirement Savings Plan, a qualified defined contribution plan providing for salary reduction contributions by participants and matching contributions by the Company. Includes the following 1996 credits by the Company under the Supplemental Savings Plan (as hereinafter defined under the caption "Supplemental Benefit Plans") for the benefit of the Named Executive Officers: Messrs. Wilmers and Sadler--$3,862;
    Messrs. Rappolt, Collins and Hoffman--$2,250. Includes the following insurance premiums paid by the Company in 1996 in respect of term life insurance for the benefit of the Named Executive
    Officers: Mr. Wilmers--$2,106; Mr. Sadler--$518; Mr.
    Rappolt--$5,471; Mr. Collins--$173; and Mr. Hoffman--$1,916.

    STOCK OPTION GRANTS IN 1996

    The following table contains information with respect to the grants of stock options under the Stock Option Plan during the fiscal year ended December 31, 1996 to the Named Executive Officers who are covered by the Summary Compensation Table. No stock appreciation rights were granted under the Stock Option Plan in 1996 other than limited stock appreciation rights granted in tandem with stock options.

                    OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                                                  INDIVIDUAL GRANTS
                                                          -----------------------------------------------------------------
                                                            NUMBER        PERCENT
                                                              OF          OF TOTAL
                                                            SECUR-        OPTIONS/
                                                             ITIES          SARS
                                                            UNDER-       GRANTED TO
                                                             LYING       EMPLOYEES
                                                            OPTIONS          IN          EXERCISE     EXPIR-    GRANT DATE
                                                             /SARS         FISCAL           OR        ATION       PRESENT
NAME                                                        GRANTED         YEAR        BASE PRICE     DATE        VALUE
--------------------------------------------------------  -----------  ---------------  -----------  ---------  -----------
                                                            (#)(1)          (4)         ($/SHARE)                  ($)(5)
                                                            (2)(3)
Robert G. Wilmers.                                             10,000            5.8%     $  211.00     1/16/06   $ 497,500
Robert E. Sadler, Jr.                                           8,000            4.7         211.00     1/16/06     398,000
William C. Rappolt                                              5,000            2.9         211.00     1/16/06     248,750
Atwood Collins, III.                                            5,000            2.9         211.00     1/16/06     248,750
James L. Hoffman                                                5,000            2.9         211.00     1/16/06     248,750

------------------------

(1) Title of securities subject to grant: Common Stock.

(2) All grants to the Named Executive Officers include grants of an equal number of related (or "tandem") limited stock appreciation rights. Limited stock appreciation rights may be exercised only in the event of a tender or exchange offer ("Offer") for the Common Stock (a) which, if successful, would cause the offeror to become the beneficial owner of 20% or more of the outstanding Common Stock, and (b) that the Compensation Committee determines would result in a change in control of the Company, if consummated. Upon exercise, a limited stock appreciation right granted in tandem with a nonstatutory stock option entitles the holder to receive cash in an amount equal to the excess of (a) the highest price paid pursuant to the Offer during the 90 days prior to exercise, or (b) the highest market value of a share of Common Stock during the 90 days prior to exercise, whichever is greater, over the market value of a share of Common Stock on the date of grant. A limited stock appreciation right granted in tandem with an incentive stock option entitles the holder to receive cash in an amount equal to the appreciation in the market value of a share of Common Stock since the date of grant.

(3) The stock options are exercisable in installments that provide vesting of 10% of the optioned stock after the first anniversary of the grant, an additional 20% after the second anniversary, 30% more after the third anniversary, and the remaining 40% after the fourth anniversary.

(4) Excludes shares of Common Stock subject to options granted under the Stock Option Plan to directors who are not employees of the Company. See "Directors' Fees."

(5) The Company used a binomial option pricing model to determine the grant date present value of stock options granted in 1996 upon the belief that such model is the most reasonable method of estimating the value of stock options granted under the Stock Option Plan. The estimated value per option is $49.75, which was calculated through the use of the following assumptions: an option term, based on historical data since the inception of the Stock Option Plan, of 6.5 years, representing the estimated period between the grant dates of options under the Stock Option Plan and their exercise dates; an interest rate that represents the yield on a zero-coupon U.S. Treasury security with a maturity date corresponding to that of the adjusted option term; volatility calculated using weekly stock prices for the three-year (156-week) period prior to the grant date; and an estimated dividend yield of 1.28%, the approximate annualized cash dividend rate paid with respect to a share of the Common Stock on December 31, 1995. The Company also deducted 10% to reflect an estimate of the probability of forfeiture prior to vesting, based on historical data since the inception of the Stock Option Plan. The actual value an executive may realize will depend upon the excess of the price of the Common Stock over the exercise price on the date the option is exercised. Accordingly, there is no assurance that the value ultimately realized by an executive officer, if any, will approximate the value estimated by the model.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS EXERCISED IN 1996 AND YEAR-END
VALUES

    The following table reflects the number of stock options and stock appreciation rights exercised by the Named Executive Officers in 1996, the total gain realized upon exercise, the number of stock options and stock appreciation rights held at the end of the year, and the realizable gain of the stock options and stock appreciation rights that are "in-the-money." In-the-money stock options and stock appreciation rights are stock options or stock appreciation rights with exercise prices that are below the year-end stock price because the stock value increased since the date of the grant.

                                            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                                    AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                     NUMBER OF
                                                                               ----------------------
                                                                                     SECURITIES               VALUE OF
                                                                                     UNDERLYING             UNEXERCISED
                                                                                    UNEXERCISED             IN-THE-MONEY
                                                                                  OPTIONS/SARS AT          OPTIONS/SARS AT
                                                        SHARES                    FISCAL YEAR-END        FISCAL YEAR-END (2)
                                                       ACQUIRED      VALUE     ----------------------  ------------------------
                                                          ON         REAL-       EXER-        UN-                        UN-
                                                         EXER-        IZED       CIS-      EXERCIS-      EXERCIS-     EXERCIS-
NAME                                                     CISE         (1)        ABLE        ABLE          ABLE         ABLE
----------------------------------------------------  -----------  ----------  ---------  -----------  ------------  ----------
                                                         (#)          ($)         (#)         (#)          ($)          ($)
Robert G. Wilmers                                         --           --         95,000      50,000    20,200,875    6,746,000
Robert E. Sadler, Jr.                                     --           --         32,551      23,450     6,512,710    2,923,600
William C. Rappolt                                        11,650    1,830,675     --          14,100        --        1,745,800
Atwood Collins, III.                                      --           --         34,200      11,700     7,471,625    1,383,775
James L. Hoffman                                           2,800      498,400     12,900      12,600     2,752,275    1,516,975

------------------------

(1) Based upon the difference between the closing price of the Common Stock on the American Stock Exchange on the date or dates of exercise and the exercise price or prices for the stock options or stock appreciation rights.

(2) Based upon the closing price of the Common Stock on the American Stock Exchange on December 31, 1996 of $288.00 per share.

RETIREMENT PLAN

    The following table sets forth the annual retirement benefits under the regular benefit formula of the First Empire State Corporation
Retirement Plan ("Retirement Plan") payable upon retirement to persons within specified levels of remuneration and years of service classifications assuming attainment of age 65 during 1997.

                          PENSION PLAN TABLE (1) (2)

                                    YEARS OF SERVICE
               -----------------------------------------------------
 REMUNERATION      10         15         20         25         30
-------------  ---------  ---------  ---------  ---------  ---------
$150,000          24,035     36,052     48,070     60,087     72,104
 250,000          41,035     61,552     82,070    102,587    123,104
 350,000          58,035     87,052    116,070    145,087    174,104
 450,000          75,035    112,552    150,070    187,587    225,104
 550,000          92,035    138,052    184,070    230,087    276,104

------------------------

(1) The table assumes a straight-life annuity form of payment. The retirement benefits provided under the regular benefit formula of the Retirement Plan, as depicted in the table, are not subject to any deduction for Social Security or other offset amounts.

(2) The amounts in the table have not been restricted to those within the maximum annual retirement benefit which is currently permissible under the Internal Revenue Code. That limit (the "IRS Benefit Limit") is $125,000 for 1997. Also, in calculating a participant's benefit, annual compensation in excess of a limit set annually by the Secretary of the Treasury may not be considered. That limit (the "IRS Compensation Limit") is $160,000 for 1997.

    The compensation covered by the Retirement Plan benefits summarized in the above table approximates an employee's base annual salary. The covered compensation for each of the Named Executive Officers in the Summary Compensation Table would approximate the highest average of the amounts shown in the "Salary" column of that table which are paid during any five consecutive calendar year period in the ten calendar years preceding retirement, subject to the applicable IRS Compensation Limits. For 1996, covered compensation taken into account under the Retirement Plan for each of the Named Executive Officers in the Summary Compensation Table was as follows: Mr. Wilmers -$400,533; Mr. Sadler--$293,185; Mr. Rappolt--$194,832; Mr. Collins--$198,631; and Mr.
Hoffman--$200,031. For purposes of the Retirement Plan, such executive officers had the following years of service at year end 1996: Mr. Wilmers--14 years; Mr. Sadler--13 years; Mr. Rappolt--12 years; Mr. Collins--8 years; and Mr. Hoffman--37 years.

SUPPLEMENTAL BENEFIT PLANS

    In addition to retirement benefits under the Retirement Plan, M&T Bank has agreed, on an unfunded basis, to pay supplemental retirement benefits to Messrs. Sadler and Collins in amounts equal to the difference between 55% of each individual's average annual compensation, as defined in the Retirement Plan, but without regard to the IRS Benefit and Compensation Limits, and the amount, if any, payable to each individual from such plan. M&T Bank has also agreed, on an unfunded basis, to pay supplemental retirement benefits to Mr. Rappolt in an amount equal to the difference between his benefit under the Retirement Plan and a benefit amount calculated under the Retirement Plan formula as if he had been hired by M&T Bank on January
1, 1977. The supplemental retirement benefits to be paid to each of them are not dependent upon their respective entitlement to retirement benefits under the Retirement Plan. In the case of Messrs. Sadler and Collins, the supplemental benefits are reduced by payments which they will receive from the retirement plans of their previous employers.
Based on current actuarial assumptions associated with their participation in the Retirement Plan, the following amounts would be payable to them annually as supplemental retirement benefits commencing at age 65: Mr. Sadler--$94,456; Mr. Rappolt--$11,449; and Mr. Collins
--$24,645. Actuarially reduced amounts would be payable to any of them who elected early retirement.


   Effective January 1, 1994, the Company adopted the First Empire State Corporation Supplemental Pension Plan (the "Supplemental Pension Plan"). The purpose of the Supplemental Pension Plan is to provide for the payment of supplemental retirement benefits based on a maximum compensation level of $235,840 to select management and highly compensated employees of certain First Empire affiliates whose benefits payable under the Retirement Plan are limited by the IRS Compensation Limit. The supplemental benefits are dependent upon a participant's entitlement to benefits under the Retirement Plan. A participant's supplemental benefit is equal to the excess of (a) the payment he would have received under the Retirement Plan were the IRS Compensation Limit $235,840 over
(b) the payment actually received under the Retirement Plan. Each of the Named Executive Officers is eligible to participate in the Supplemental Pension Plan and, in accordance with the terms of the Supplemental Pension Plan, M&T Bank has agreed, on an unfunded basis, to pay retirement benefits under the Supplemental Pension Plan to each of them. With respect to Messrs. Sadler, Rappolt and Collins, the supplemental benefits under the Supplemental Pension Plan are reduced by the supplemental retirement benefits which M&T Bank has agreed to pay to them in accordance with the preceding paragraph. Based on current actuarial assumptions associated with participation in the Retirement Plan, Messrs. Wilmers, Rappolt and Hoffman would receive the following amounts payable to them annually if they retired at age 65: Mr. Wilmers--$7,783; Mr. Rappolt--$3,068; and Mr. Hoffman - $2,965. An actuarially reduced amount would be payable if the participant elected early retirement. Based on current actuarial assumptions associated with their participation in the Retirement Plan, Messrs. Sadler and Collins would receive no benefits under the Supplemental Pension Plan.

    Also effective January 1, 1994, the Company adopted the First Empire State Corporation Supplemental Retirement Savings Plan (the "Supplemental Savings Plan"). The purpose of the Supplemental Savings Plan is to provide for the payment of supplemental benefits to select management and highly compensated employees of certain First Empire affiliates, contributions on whose behalf under the Retirement Savings Plan are limited by the IRS Compensation Limit. To participate in the Supplemental Savings Plan, the executive must make salary reduction contributions to the Retirement Savings Plan of at least six percent of compensation (up to the IRS Compensation Limit) and must have compensation in excess of the IRS Compensation Limit. In such a case, the Company will credit to the participant's account under the Supplemental Savings Plan an amount equal to the excess of (a) the matching contribution that would have been made on his behalf by the Company under the Retirement Savings Plan had compensation under that plan been capped at $235,840 rather than at the IRS

Compensation Limit, over (b) the matching contribution actually made on his behalf by the Company under the Retirement Savings Plan. The Supplemental Savings Plan also permits a participant to elect to defer and have credited to his account under the Supplemental Savings Plan an amount of compensation in excess of the IRS Compensation Limit, but not in excess of $235,840, equal to the percentage of compensation the participant has elected to defer under the Retirement Savings Plan. A participant's account in the Supplemental Savings Plan is credited with investment income or loss as if the funds had been invested in the investment funds offered under the Retirement Savings Plan, as elected by the participant. The amount of a participant's account under the Supplemental Savings Plan will be paid at such time as the participant elects irrevocably upon becoming a participant under the Supplemental Savings Plan. Each of the Named Executive Officers is eligible to participate in Supplemental Savings Plan and, in accordance with the terms of the Supplemental Savings Plan, M&T Bank has agreed, on an unfunded basis, to pay benefits under the Supplemental Savings Plan to them. See the footnote to the Summary Compensation Table for a listing of the credits made by the Company in 1996 under the Supplemental Savings Plan on behalf of each of the Named Executive Officers.

DIRECTORS' FEES

    FIRST EMPIRE.   Directors of First Empire who are not also salaried
officers of the Company or its subsidiaries receive an annual retainer of $10,000 plus $750 for each meeting of the Board of Directors attended. Such directors who are members of a committee of the Board of Directors of First Empire receive $500 for each committee meeting attended. If a director's domicile is more than 100 miles from the location of a board or committee meeting, such director receives an additional $375 for attending the board meeting and an additional $250 for attending the committee meeting. The Board of Directors has established a limitation on total compensation for services as a director of First Empire and its subsidiaries of $40,000 per year. All directors of First Empire are entitled to reimbursement for travel expenses incidental to their attendance at meetings.

    In connection with its acquisition of East New York, the Company agreed to grant to persons who became directors and advisory directors of First Empire and its subsidiaries upon First Empire's acquisition of East New York and certain other officers of East New York, on an annual basis, nonstatutory stock options to purchase shares of the Common Stock having an aggregate fair market value on the date of grant, in the case of an officer, equal to his or her then basic annual compensation and, in the case of a non-officer director, equal to the aggregate amount of his or her then annual retainer and his or her board and committee meeting fees in the last full calendar year preceding the date of grant. During 1996, Messrs. Benisch and Callan each were granted options covering 189 shares, each with an exercise price of $211.00 per share.

    M&T BANK. Directors of First Empire who also serve as directors of M&T Bank or its subsidiaries, if not salaried officers of the Company or its subsidiaries, receive attendance fees for each board or committee meeting attended. Such attendance fees are identical to the schedule of fees paid to directors of First Empire for board and committee meetings attended. All such directors of M&T Bank and its subsidiaries are entitled to reimbursement for travel expenses incidental to their attendance at meetings. An unfunded plan for the deferral of board and committee fees is available to the directors of M&T Bank whereby a specific amount or percentage of such fees may be deferred until the later of January 1st following the date the director leaves the Board of Directors or the date the director reaches age 65. Quarterly compounded interest is credited to the deferred fees at a rate equal to that paid on M&T
Bank's regular savings accounts.

    EAST NEW YORK. Each of the former trustees of East New York who became a director of East New York and who is not a salaried officer of the Company or its subsidiaries, receives an annual retainer of $18,000, a fee of $750 for each East New York board meeting attended and a fee of $500 for each East New York committee meeting attended. If a director must travel more than 100 miles to attend a board or committee meeting, such director receives an additional $375 for attending the board meeting and an additional $250 for attending the committee meeting. Other directors of East New York who also serve as directors of First Empire, if not salaried officers of the Company or its subsidiaries, are entitled to the same schedule of attendance fees but receive an annual retainer of $10,000 and, if applicable, a fee of $750 for attending each meeting of the Mortgage Investment Committee of East New York's board. If any such director must travel more than 100 miles to attend a Mortgage Investment Committee meeting, the director receives an additional $375 for attending the meeting. Subject to its fiduciary duties, the Company has agreed to cause each of the former trustees of East New York who became a director of East New York following the conversion of East New York from mutual to stock form and its acquisition by the Company on December 24, 1987 to be elected to serve as a director of East New York until the earlier of the director's 75th birthday or resignation. If East New York is merged into another bank subsidiary of the Company prior thereto, subject to its fiduciary duties, the Company has agreed to cause each such East New York director to become an advisory director of such bank subsidiary until the earlier of such director's 75th birthday or resignation and to cause the bank subsidiary to hold the requisite number of meetings and to appoint such advisory director to the requisite number of committees so that the advisory director would receive compensation equivalent to the compensation received as a director of East New York. Application has been made to appropriate regulatory authorities to merge East New York into M&T Bank during 1997.

               TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

    Directors and executive officers of the Company and their associates are, as they have been in the past, customers of, and have had transactions with, the bank subsidiaries of the Company; and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from the Company's subsidiary banks to such persons and their associates outstanding at any time since the beginning of 1996 were made in the ordinary course of business of the banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

           BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND ATTENDANCE

    The Board of Directors held four meetings during 1996. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which the director served, except for Senator Goodman and Messrs. Pereira and Washington.

    The Executive Committee of the Board of Directors is empowered to act in the board's stead when the Board of Directors is not in session, during which time the Executive Committee possesses all of the board's powers in the management of the business and affairs of the Company except as otherwise limited by law. The Executive Committee held three meetings during 1996. Messrs. Wilmers (Chairman), Baird, Garman and Stevens comprise the current membership of the Executive Committee.

    The Audit Committee met five times during 1996 with representatives of the Company's independent accountants. In addition to recommending the selection of the independent accountants each year, the Audit Committee reviews the activities of the subsidiary banks' examining committees, the audit plan and scope of work of the independent accountants, the results of the annual audit and the limited reviews of quarterly financial information, the recommendations of the independent accountants with respect to internal controls and accounting procedures, and any other matters it deems appropriate. Messrs. Larson (Chairman), Glynn, Hodgson and Lambros and Ms. Bontempo are the current members of the Audit Committee.

    The Compensation Committee is responsible for administering the Stock Option Plan, including the making of grants thereunder, for administering the Annual Incentive Plan and, in addition, for making such determinations and recommendations as the Compensation Committee deems necessary or appropriate regarding the remuneration and benefits of employees of the Company and its subsidiaries. The Compensation Committee met twice during 1996. Messrs. Pereira (Chairman), Baird and Stevens currently serve as the members of the Compensation Committee.

    First Empire does not have a standing committee of its Board of Directors on nominations, or any other committee performing similar functions.

                                 OTHER MATTERS

    The Board of Directors of First Empire is not aware that any matters not referred to in the form of proxy will be presented for action at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    On the recommendation of the Audit Committee of the Board of Directors, the firm of Price Waterhouse, certified public accountants, has been selected as First Empire's principal independent public accountants for the year 1997, a capacity in which it has served since 1984. Representatives of Price Waterhouse are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

                               SOLICITATION COSTS

    The cost of soliciting proxies in the accompanying form will be borne by First Empire. The solicitation is being made by mail, and may also be made by telephone or in person using the services of a number of regular employees of First Empire and its subsidiary banks at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Common Stock.

                             STOCKHOLDER PROPOSALS

    A stockholder wishing to submit a proposal for consideration at the 1998 Annual Meeting of Stockholders should do so not later than November 14, 1997.

                                         By Order of the Board of Directors.



                                         RICHARD A. LAMMERT
                                            Secretary

 March 13, 1997

P                       FIRST EMPIRE STATE CORPORATION
R
O          ANNUAL MEETING OF STOCKHOLDERS-APRIL 15, 1997 AT 11:00 A.M.
X
Y          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints ANTHONY J. COSTELLO, MICHAEL A.
ERVOLINA, JR. AND DONALD L. MEYER as Proxies and authorizes said Proxies, or any one of them, to represent and to vote all of the shares of common stock of First Empire State Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 15, 1997 and any adjournments thereof (i) as designated on the item set forth on the reverse side and (ii) at the discretion of said Proxies, or any one of them,on such other matters as may properly come before the meeting.

                   (MARK, SIGN AND DATE ON REVERSE SIDE)

                                                                     ___________
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     ___________

/X/ Please mark vote as in this example

ELECTION OF DIRECTORS

Nominees: Brent D. Baird, John H. Benisch, C. Angela Bontempo, Robert T. Brady, Patrick J. Callan, Richard E. Garman, James V. Glynn, Roy M. Goodman, Patrick W.E. Hodgson, Samuel T. Hubbard, Jr., Lambros J. Lambros, Wilfred J. Larson, Jorge G. Pereira, Raymond D. Stevens, Jr., Herbert L. Washington, John L. Wehle, Jr. and Robert G. Wilmers

                                        ________________________________________
/  /    FOR   / / WITHHELD              IF PROPERLY EXECUTED, THIS PROXY WILL BE
        ALL       FROM ALL              VOTED AS SPECIFIED OR, IF NOT SPECIFIED,
     NOMINEES     NOMINEES              WILL BE VOTED FOR ALL NOMINEES. A VOTE
                                                      ---
                                        FOR ALL NOMINEES IS RECOMMENDED.
                                        ---
                                        ________________________________________
 For, except vote withheld from the
      following nominee(s):

/ / ___________________________________

               Mark here for        Mark here if       Mark here to
               address change / /      you plan  / /    discontinue     / /
                 and note            to attend        duplicate annual
                  change             the meeting        and quarterly
                 at left                                   reports

               Please mark, date and sign below exactly as name appears hereon and return this proxy in the envelope provided. Persons signing as executors, administrators, trustees, etc. should so indicate. If a joint account, all should sign.


Signature:_____________________ Date:_____ Signature:________________ Date:_____